UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NETWORK APPLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0307520
(State of Incorporation)	(I.R.S. Employer Identification No.)

495 East Java Drive,
Sunnyvale, California 94089

(Address of principal executive offices)

NETWORK APPLIANCE, INC. EMPLOYEE STOCK PURCHASE PLAN
NETWORK APPLIANCE, INC. 1999 STOCK OPTION PLAN

(Full title of the plans)

Daniel J. Warmenhoven
Chief Executive Officer and Director
Network Appliance, Inc.
495 East Java Drive,
Sunnyvale, California 94089
(408) 822-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Steven E. Bochner, Esq.
Wilson Sonsini Goodrich & Rosati, P. C.
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered	Share (1)	Price (1)	Registration Fee
Stock Options and Common Stock (par value $0.001)	11,500,000	$23.80	$273,642,500	$34,670.50

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on October 1, 2004 as reported on the Nasdaq National Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

     The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2. Registration Information and Employee Plan Annual Information.

     The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are available upon written or oral request: Stock Administration, Network Appliance, Inc., 495 E. Java Drive, Sunnyvale, CA 94089.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     Network Appliance, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2004, filed with the Commission on June 29, 2004, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 30, 2004, filed with the Commission on August 31, 2004;

(c)	The Registrant’s Current Report on Form 8-K, filed with the Commission on September 9, 2004.

(d)	The Registrant’s Registration Statement No. 000-27130 on Form 8-A filed with the Commission on November 1, 1995, in which there is described the terms, rights and provisions applicable to the Registrant’s Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit the indemnification under some circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article IX of the Certificate of Incorporation of the Registrant provides that, subject to Delaware law, its directors will not be personally liable for monetary damages for breach of their fiduciary duties to the Registrant and its stockholders. This provision does not eliminate any director’s fiduciary duties and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

Exhibit
Number	Documents
4.1	The Registrant’s Registration Statement No. 000-27130 on Form 8-A, filed with the Commission on November 1, 1995, in which there is described the terms, rights and provisions applicable to the Registrant’s Common Stock.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. is contained in Exhibit 5.1 to this Registration Statement

24	Power of Attorney is contained on the signature page

99.1	Network Appliance, Inc. 1995 Stock Incentive Plan

99.2	Network Appliance, Inc. Employee Stock Purchase Plan

In accordance with the requirements of Item 8(b) of Part II of Form S-8, the Registrant will submit or has submitted the Plan, and any amendments thereto, to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS to qualify the Plan.

Item 9. Undertakings.

   (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on October 8, 2004.

Network Appliance, Inc.

By:	/s/ Daniel J. Warmenhoven

Daniel J. Warmenhoven

Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Daniel J. Warmenhoven and Steven J. Gomo, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated:

Signatures	Title	Date
/s/ DANIEL J. WARMENHOVEN (Daniel J. Warmenhoven)	Chief Executive Officer, Director (Principal Executive Officer)	October 8, 2004

/s/ DONALD T. VALENTINE (Donald T. Valentine)	Chairman of the Board, Director	October 8, 2004

/s/ STEVEN J. GOMO (Steven J. Gomo)	Senior Vice President of Finance and Chief Financial Officer	October 8, 2004

/s/ MARK LESLIE (Mark Leslie)	Director	October 8, 2004

/s/ CAROL A. BARTZ (Carol A. Bartz)	Director	October 8, 2004

/s/ NICHOLAS G. MOORE (Nicholas G. Moore)	Director	October 8, 2004

/s/ GEORGE T. SHAHEEN (George T. Shaheen)	Director	October 8, 2004

/s/ ROBERT T. WALL (Robert T. Wall)	Director	October 8, 2004

/s/ DR. SACHIO SEMMOTO (Dr. Sachio Semmoto)	Director	October 8, 2004

EXHIBIT INDEX

Exhibit
Number	Description
4.1	The Registrant’s Registration Statement No. 000-27130 on Form 8-A, filed with the Commission on November 1, 1995, in which there is described the terms, rights and provisions applicable to the Registrant’s Common Stock.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P. C., is contained in Exhibit 5.1 to this Registration Statement

24	Power of Attorney is contained on the signature page

99.1	Network Appliance, Inc. 1995 Stock Incentive Plan

99.2	Network Appliance, Inc. Employee Stock Purchase Plan